THE PREFERRED GROUP OF MUTUAL FUNDS

                               Index to Exhibits

                                                                    Sequential
Exhibit No.            Description                                    Page No.


11                     Consent of Price
                       Waterhouse.

17(a).                 Financial Data
                       Schedule for the
                       Preferred Growth
                       Fund.

17(b).                 Financial Data
                       Schedule for the
                       Preferred Value
                       Fund.

17(c).                 Financial Data
                       Schedule for the
                       Preferred
                       International Fund.

17(d).                 Financial Data
                       Schedule for the
                       Preferred Small Cap
                       Fund.

17(e).                 Financial Data
                       Schedule for the
                       Preferred Asset
                       Allocation Fund.

17(f).                 Financial Data
                       Schedule for the
                       Preferred Balanced
                       Fund.

17(g).                 Financial Data
                       Schedule for the

                                       -39-


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                       Preferred Fixed
                       Income Fund.

                                       -40-


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17(h).                 Financial Data
                       Schedule for the
                       Preferred Short-
                       Term Government
                       Securities Fund.

17(i).                 Financial Data
                       Schedule for the
                       Preferred Money
                       Market Fund.

                                                      -41-



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